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                                                                   EXHIBIT 10.07

                            JOINT VENTURE AGREEMENT


THIS AGREEMENT made as of the 29th day of April, 1996.

BETWEEN:

                              FAMILYWARE PRODUCTS INC., a company
                              formed under the laws of Canada

                              (hereinafter referred to as "FamilyWare")

AND:

                              NIFCO SYNERGY LTD., a company formed under the laws of the Province of British Columbia

                              (hereinafter referred to as "Nifco")

WHEREAS pursuant to a software acquisition agreement between the parties hereto made as of even date herewith (the "Acquisition Agreement"), FamilyWare agreed to sell and Nifco agreed to purchase from FamilyWare an undivided 40% ownership interest in certain computer software (the "Work") as more particularly set out in the Acquisition Agreement;

AND WHEREAS the parties hereto wish to enter into a joint venture agreement to better exploit the Work, and to further explore certain synergies and business opportunities available to the parties hereto with respect to the Work, and with respect to other aspects of the computer software business;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants herein contained the parties hereto covenant and agree as follows:

1.   Definitions.

1.0 For the purposes of this Agreement, the following terms shall have the meanings herein;

"Act of Insolvency" means that a party, other than for a re-organization:

     (i) institutes proceedings for its winding-up, liquidation, or dissolution or consents to the filing of any petition with respect

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                                                                              2.



           thereto or files a petition seeking reorganization, readjustment, arrangements, composition or similar relief under any Canadian or other applicable law or consents to the filing of any such petition or to the appointment of a receiver, liquidator, trustee or similar officer of itself or any part of its property or makes an assignment for the benefit of creditors or is unable, or admits in writing its inability, to pay its debts as they become due or otherwise acknowledges its insolvency or is deemed for the purposes of any applicable law to be insolvent or voluntarily suspends transaction of its usual business or any action is taken by such party in furtherance of any of the aforesaid purposes or if such party takes any action pursuant to the Winding-Up Act, or

     (ii) if a court having jurisdiction enters a decree or order for its winding up, liquidation or dissolution or adjudges it to be insolvent or enters a decree or order which remains in force, undischarged or unstayed, for a period of 20 days or more approving, as properly filed, a petition seeking reorganization, readjustment, arrangement, composition or similar relief for any such party under any Canadian or other applicable law, or the appointment of any receiver, liquidator, trustee or similar officer of any such party or all or any part of its property, or

     (iii) if any application is made with respect to it under the Companies' Creditors Arrangement Act (Canada) or similar or replacement legislation or if a proceeding is instituted for its winding up or a petition in bankruptcy is presented against it under a bankruptcy or similar act and such application, proceeding or petition is not dismissed, stayed or withdrawn within 20 days after such party has notice or knowledge of the institution thereof

"AGREEMENT" means this Agreement and any Schedule annexed thereto.

"BUSINESS DAY" means any day between the hours of 8:00 a.m. and 5:00 p.m. Vancouver time, other than a Saturday, Sunday or statutory holiday observed in the City of Vancouver in the Province of British Columbia.

"BUSINESS" means the promotion, use, demonstration, duplication and distribution of the Work for the purpose of earning income and all activities related or incidental thereto.

"CLOSING" means the date of closing which is to be agreed upon by the parties, but shall in no event be later than April 15, 1996.







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                                                                              3.

"DERIVATIVE" means any Software in any manner derived in whole or in part from the FamilyWare Software, and any Improvements, Enhancements, Modifications or Updates thereto.

"FAMILYWARE" means FamilyWare Products Inc., a company incorporated under the laws of [the Province of British Columbia note - see p. 1].

"FAMILYWARE SOFTWARE" means the application Software, Modules and Work listed and described in Schedule "A" hereto.

"IMPROVEMENT" means any part, or combination of parts, of Modifications, Products, Updates, Derivatives, Enhancements or Modules, or any method of using or manufacturing any of the foregoing, the use of which affects Products or the Work in anyway, including one or more of the following ways:

     i.      reduces production cost;
     ii.     improves performance;
     iii.    increases service life;
     iv.     broadens applicability;
     v.      increases marketability;
     vi.     improves appearance; or
     vii.    correct errors.

"MODIFICATION" means any alterations or translations to the Work to meet local needs or to satisfy customers, including any Updates or Enhancements or Derivatives.

"MODULE" means independent Software which can perform independent discreet functions or can be added onto other Software or hardware.

"NET SALES" means that percentage of all gross revenues billed and collected from the sale, licensing, technical support and maintenance of the Work including consulting revenues, which is equal to the Ownership Percentage as defined in this agreement. Net Sales shall be reduced to allow for, (1) customer add on charges including shipping, packaging and handling, (2) returned merchandise, (3) marked-down and price adjusted merchandise, (4) customer discounts, (5) taxes, inclusive of sales, value added, goods and services and similar taxes, and (6) allowances for bad debts and anticipated product returns for defective merchandise.

"OWNERSHIP PERCENTAGE" means the percentage of ownership interest of Nifco in the Work calculated in accordance with the provisions of the Software Agreement.


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                                                                              4.

"PRODUCT(S)" means good manufactured in connection with the use of all or some of the Work.

"PROMISSORY NOTE" shall be as set forth.

"PURCHASE PRICE" means the price Nifco shall pay FamilyWare, for its Ownership Percentage of the Work.

"SOFTWARE" means a computer algorithm or program designed to solve a problem, perform a function or perform a particular type of process in association with a computer or microcomputer.

"SOURCE CODE" means the counterpart human readable version of every Module of the Software required to be performed hereunder in machine readable object code, and being capable, upon compilation, of being translated into machine executable object code.

"SOURCE MATERIALS" means the Source Code and System Design Specifications, logic diagram, and all other relevant documentation relating to the Work.

"SYSTEM DESIGN SPECIFICATIONS" means those technical specifications for the Software developed or to be developed by FamilyWare for the purpose of enabling any person reasonably skilled in software design, analysis or programming to maintain and further develop the Software, including all Derivatives.

"UPDATE" means any new release of Software which is made to modify an existing Module for the purpose of adding new features or data to a Module or for the purpose of correcting errors in a Module.

"WORK" means:

     (a) the FamilyWare Software, and all Derivatives, Modules and Products thereto;

     (b) all trademarks, patents, copyrights, intellectual property, applications and pending applications, routines and subroutines, and all documentation in existence prior to or after the date hereof relating thereto;

     (c) all documentation, training and marketing materials in support of the FamilyWare Software, and the business plan for the development, marketing and distribution of the FamilyWare Software; and

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                                                                              5.



     (d) all contracts, agreements and arrangements outstanding or pending with respect to the licensing, sale, support, maintenance, distribution or manufacturing of any of the above.

1.1 HEADINGS. The division of this Agreement into Sections and the insertion of recitals and headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.2 SINGULAR, PLURAL, GENDER. Wherever in this Agreement the context so requires, the singular number shall include the plural number and vice versa and any gender herein used shall be deemed to include the feminine, masculine or neuter gender.

1.3 AGREEMENT The terms "hereof", "hereto", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement supplemental hereto.

1.4 ENTIRE AGREEMENT. The Parties agree that this Agreement constitutes the complete and exclusive statement of the terms and conditions between them covering the performance thereof and cannot be altered, amended or modified except in writing executed by both parties hereto. Any representation, warranty or condition, written or otherwise, not expressly contained in this Agreement or in an authorized written amendment thereto shall not be enforceable by either party. Each of the parties acknowledge that it has not been induced to enter into this Agreement by any representation not specifically stated herein.

1.5 SEVERABILITY. If any of the provisions contained in this Agreement is found by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality or unenforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

1.6 GOVERNING LAW. This Agreement and its application and interpretation will be governed exclusively by the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein (excluding any conflict of laws rule or principle that might refer such construction to the laws of another jurisdiction). The courts of the Province of British Columbia shall have exclusive jurisdiction over all matters arising in relation to this Agreement and each party hereby submits to the jurisdiction of the courts of the Province of Ontario.

1.7 DATE FOR ACTION. In the event that any date on which any action is required to be taken hereunder by any of the parties is not a Business Day,

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such action shall be required to be taken on the next succeeding day which is a
Business Day unless otherwise provided in this Agreement.

1.8 Currency. All references to currency are deemed to mean lawful money of Canada unless expressed to be in some other currency.

1.9 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with Generally Accepted Accounting Principles, which shall mean, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants or as recommended by such other entity as may be approved by a significant segment of the accounting profession in Canada, which are applicable to the circumstances as of the date of determination.

2.0  Formation of Joint Venture.

2.1 The parties hereto agree to form a joint venture to better exploit the Work with third parties during the term of this Agreement and thereafter.

2.2 The parties hereby agree to make the Work available to the parties to this Agreement for the duration hereof and subject to the terms hereof.

2.3 The parties hereto agree that FamilyWare shall be marketer, distributor, developer and maintainer of the Work.

2.4 The parties hereto agree that the activities of the joint venture shall be monitored by an executive committee which shall have four members, each of whom must be present at all meetings thereof. Each of FamilyWare and Nifco shall be entitled to appoint two members.

3.   Appointment of FamilyWare.

3.0  Nifco hereby appoints FamilyWare as its exclusive agent to;

     (a) maintain, develop, enhance, distribute and market the Work world-wide; and

     (b) grant licenses or sub-licenses and make sub-distribution arrangements and provide maintenance and warranty services on the Work.

4.   Appointment of Sales Agents.

4.0 Nifco agrees that FamilyWare may delegate any of the responsibilities contained in this Agreement to third parties; provided, however, that no
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such delegation shall relieve FamilyWare of any of its obligations or representations under this Agreement; and

4.1 Nifco acknowledges that FamilyWare, at its expense, will engage sales agents to obtain a distribution network for selling and licensing the Work.

5.   Distribution

5.0 FamilyWare agrees to diligently market and distribute the Work and in this regard FamilyWare shall:

          (a) determine redevelopment, sales and marketing strategies, and set selling prices for the Work;

          (b) be responsible for the duplicating and arranging for the manufacturing of the Work. FamilyWare shall be responsible for the costs of reproduction, marketing, duplication and distribution of the Work, including their Enhancements;

          (c) use reasonable efforts to diligently, and to the best of its ability, directly or indirectly, market, sell, distribute, package and price the Work with a view to developing and maximizing sales and Net Sales;

          (d) use reasonable efforts to secure appropriate distribution channels for the world-wide distribution of the Work;

          (e) reasonably maintain commercial acceptability of the Work and maintain all instruction booklets in accordance with industry standards;

6.   Development

6.0 FamilyWare shall follow and maintain a software development plan, outlining for Nifco anticipated development plans and re-development work required to carry out its obligations under this Agreement, to ensure the Work does not become obsolete with respect to the Software industry. The development plan shall include cost estimates and expense estimates required to achieve milestones of functionality. Any re-development costs and out-of-pocket expenses incurred by FamilyWare in carrying out said development and re-development obligations shall be paid by FamilyWare for all Derivatives and subsequent versions of Work released.
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                                                                              8.


7.   Maintenance

7.0 FamilyWare agrees to deliver the most current version of the Work to Nifco from time to time, upon request.

7.1 FamilyWare agrees to ensure that the Work is maintained free of bugs and defects in accordance with industry standards and agrees to reasonably enhance or refine existing features if applicable, to reasonably maintain marketability of the Work within the software industry.

7.2 FamilyWare agrees to ensure that all instruction booklets, as usually provided for such Work in the industry, reflect the functionality for consumer use.

7.3 FamilyWare agrees to perform its maintenance obligations to the extent necessary to meet the obligations to end users of the Work and its other obligations under this Agreement.

7.4 FamilyWare agrees to maintain, enhance, refine where applicable the Work for the purposes of its use, demonstration, duplication and distribution.

8.   Payments to FamilyWare

8.0 Nifco shall be entitled to all Net Sales, subject to the deductions set out in Section 8.1.

8.1 Nifco shall pay to FamilyWare the following amounts for services to be provided by FamilyWare under this Agreement, to be calculated monthly in the following manner:

     (a) until such time as the Purchase Price has been fully paid, Nifco shall pay to FamilyWare 20% of the Net Sales;

     (b)  thereafter Nifco shall pay to FamilyWare 90% of the Net Sales.

8.2 Net Amounts due to Nifco (that is the amount referred to in Section 8.0 less any amounts due to FamilyWare under Section 8.1) pursuant to the terms of this Agreement shall be paid to Nifco on a monthly basis on the last working day of each month.

9.   Credit Facilities

9.0 Nifco hereby grants to FamilyWare a credit facility equal to fifty percent (50%) of the amount paid to Nifco under Section 8.2 above. FamilyWare may draw upon such credit facility at any time after any payment is due to
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                                                                              9.

Nifco pursuant to Section 8.2. Upon the drawing of such credit by FamilyWare, the amount advanced by Nifco to FamilyWare shall bear interest at the rate of eight percent (8.0%) per annum compounded annually.

10.   Term

10.0 Subject to sections 12 and 14 of this Agreement, the term of this Agreement shall be for an initial period of 50 years from the date of this Agreement. This Agreement shall be automatically renewable for additional five-year terms upon notice to FamilyWare, or may otherwise be terminated by either party upon notice to such effect to the other party not less than 90 days prior to the expiry of the then current term.

11.   Competition

11.0 FamilyWare agrees not to compete either directly or indirectly with Nifco with respect to the sale, marketing, distribution, development or any other aspects relating to the Work as contemplated under this Agreement.

12.   Rights of Termination

12.0 Without limiting any of its rights or remedies at law or equity, Nifco may terminate this Agreement on 30 days written notice to FamilyWare in the event that FamilyWare commits an Act of Insolvency, or there is a material breach of any material representation, warranty, covenant or obligation of this agreement by FamilyWare.

13.   Reporting

13.0 FamilyWare agrees to provide Nifco with monthly reports containing a statement of all Net sales collected from sales of Work not later than 20 days after the last day of the previous month and agrees to provide access to all books and records of FamilyWare from time to time at the request of Nifco. FamilyWare also agrees to provide Nifco with an audited annual statement of all Net Sales collected from sales of Work, not later than ninety days after FamilyWare's fiscal year-end.

14.0 FamilyWare shall indemnify, hold harmless, defend and bear all reasonable costs of defending Nifco, together with its successors and assigns, from, against or in respect of any and all damage, loss, deficiency, expense (including, but not limited to, any reasonable legal costs or expenses), action, suit, proceedings, demand, assessment or judgment to or against Nifco arising out of, in connection with, or caused by:

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                                                                             10.

      (a) any other debt, obligation or liability of FamilyWare which is not expressly assumed by Nifco under this Agreement,

      (b) any claim for products liability asserted against Nifco for or with respect to products sold or distributed by FamilyWare,

      (c) any claim for warrant, product support, product maintenance, software development or with respect to the condition of products sold or distributed by FamilyWare not expressly assumed by Nifco as provided herein, and

      (d) any claim for breach of the covenants, warranties and representations set forth in this Agreement which shall all survive the Closing.

14.1 Notwithstanding the provisions of the Software Agreement and in particular the provisions of Section 3(b)(iii) thereof and the promissory note made pursuant thereto, it is hereby understood and agreed that Nifco's obligation to pay the amount set forth in the said Section 3(b)(iii) of the Software Agreement shall be limited to 50% of the amounts receivable by Nifco pursuant to Section
8.2 hereof.

14.2 FamilyWare may at any time, and, after May 1, 1998 shall, apply and set off all amounts advanced to it by Nifco under Section 9.0 hereof, together with any interest thereon against Nifco's obligation to pay FamilyWare under Section 3(b) of the Software Agreement (together with interest thereon). Nifco hereby consents and agrees to such set off.

15.   Directorship

      (a) Nifco shall be entitled to nominate and appoint one representative to FamilyWare's Board of Directors. FamilyWare shall take whatever steps as may be necessary to keep and maintain the appointment of Nifco's representative to the Board of FamilyWare for the term of this Agreement.

      (b) FamilyWare shall from time to time co-ordinate and consult with the Executive Committee of the Joint Venture with regard to the general marketing and development plans and timetable of the Work;

      (c)  without in any way limiting the generality of the foregoing
           FamilyWare shall provide the Executive Committee of the Joint
           Venture with all such information, reports, business plans,
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                                                                             11.

            financial statements or other information that it may request with regard to any matter relating to this Agreement;

16.   Further agreements

16.0 The parties have agreed that Nifco will contract FamilyWare resources to assist Nifco with its sales and marketing activities. The parties have also agreed that FamilyWare will contract Nifco resources to assist FamilyWare with its development activities. These relationships will begin with senior management reviews of development and sales and marketing plans. Actual company cross charges will be agreed to by both parties in advance. The parties hereto agree to then negotiate in good faith towards the implementation of detailed Sales and Marketing and Development agreements to cover other software products of each company.

16.1 FamilyWare hereby agrees to provide Nifco $300,000 on closing as an advance towards Nifco development services. These funds will be allocated towards any and all development services provided by Nifco for FamilyWare software products as requested by FamilyWare, and as referenced in section 16.0. As Nifco provides such services these advanced funds will be credited towards such work. Any unused portion of this advance as of September 30, 1997 must be repaid to FamilyWare upon their immediate request.

17.   Assignment

17.0 The right and authority of FamilyWare to license or delegate certain of its duties or responsibilities as contemplated pursuant to section 4 does not entitle FamilyWare to make any assignment of its rights or obligations hereunder, other than as expressly provided herein.

This Agreement shall be effective as of April 29, 1996.

NIFCO SYNERGY LTD.

Per:  /s/ NATHAN NIFCO
     -----------------------------


FAMILYWARE PRODUCTS INC.

Per:  /s/ MICHAEL I. BROWN
     -----------------------------
          Michael I. Brown